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                                                                      EXHIBIT 23



                        [RYDER SCOTT COMPANY LETTERHEAD]



                      CONSENT OF RYDER SCOTT COMPANY, L.P.

     We consent to the use on the Form 10-K of Sterling Drilling Fund 1984-1 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.

                                        Very truly yours,

                                        /s/ RYDER SCOTT COMPANY, L.P.

                                        RYDER SCOTT COMPANY, L.P.

Denver, Colorado
March 20, 2000